EXHIBIT 23.0
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-253493, No. 333-239930, No. 333-232420, No. 333-225311, No. 333-204360, No. 333-187431, No. 333-166759, No. 333-165046, No. 333-158887, No. 333-147472, No. 333-125059, No. 333-101200, No. 333-89458, No. 333-64984, No. 333-32294, No. 333-75145 and No. 333-03385) of Mattel, Inc. of our report dated February 28, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 28, 2022